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                                                                       EXHIBIT 7


                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of Barringer Laboratories, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned have executed this Joint Filing Agreement this 23rd day of May, 1996.



                                              /s/ John P. Holmes, III
                                       ___________________________________
                                                  John P. Holmes, III



                                              /s/ J. Francis Lavelle
                                       ___________________________________
                                                  J. Francis Lavelle



                                               /s/ Thomas A. Dippel
                                       ___________________________________
                                                   Thomas A. Dippel